Exhibit 24

POWER OF ATTORNEY

Each director and executive officer of United Community Financial Corp. (the “Company”) whose signature appears below hereby constitutes and appoints James R. Reske and Jude J. Nohra, and each of them, with full power to act without the others, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (unless revoked in writing), to sign and to cause to be filed with the Securities and Exchange Commission the Company’s Registration Statement on Form S-3 (the “Registration Statement”) to register under the Securities Act of 1933, as amended, common shares underlying subscription rights to purchase common shares, and any and all amendments (including post-effective amendments) to the Registration Statement, including any and all exhibits and other documents required to be included with the Registration Statement and any amendments thereto, granting to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has executed this instrument to be effective as of January 29, 2013.

Signature	Title

/s/ Eugenia C. Atkinson	Director
Eugenia C. Atkinson

/s/ Patrick W. Bevack	Director, President, and Chief Executive Officer
Patrick W. Bevack	(Principal Executive Officer)

/s/ Richard J. Buoncore	Director
Richard J. Buoncore

/s/ Lee Burdman	Director
Lee Burdman

/s/ Scott N. Crewson	Director
Scott N. Crewson

/s/ Scott D. Hunter	Director
Scott D. Hunter

/s/ James R. Reske	Treasurer and Chief Financial Officer (Principal
James R. Reske	Accounting Officer and Principal Financial Officer)

/s/ David C. Sweet	Director
David C. Sweet

/s/ Richard J. Schiraldi	Chairman of the Board
Richard J. Schiraldi

POWER OF ATTORNEY

The undersigned director of United Community Financial Corp. (the “Company”) whose signature appears below hereby constitutes and appoints James R. Reske and Jude J. Nohra, and each of them, with full power to act without the others, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (unless revoked in writing), to sign and to cause to be filed with the Securities and Exchange Commission the Company’s Registration Statement on Form S-3 (the “Registration Statement”) to register under the Securities Act of 1933, as amended, common shares underlying subscription rights to purchase common shares, and any and all amendments (including post-effective amendments) to the Registration Statement, including any and all exhibits and other documents required to be included with the Registration Statement and any amendments thereto, granting to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has executed this instrument to be effective as of February 26, 2013.

Signature	Title

/s/ Marty E. Adams	Director
Marty E. Adams